UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020 (October 18, 2020)

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 W. Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2020, Concho Resources Inc., a Delaware corporation (“Concho”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConocoPhillips (“ConocoPhillips”) and Falcon Merger Sub Corp., a wholly owned subsidiary of ConocoPhillips (“Merger Sub”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (a) Merger Sub will be merged with and into Concho (the “Merger”), with Concho surviving and continuing as the surviving corporation in the Merger, and, (b) at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Concho (other than certain Excluded Shares and Converted Shares (each as defined in the Merger Agreement)) will be converted into the right to receive 1.46 (the “Exchange Ratio”) shares of common stock of ConocoPhillips (the “Merger Consideration”).

The Merger Agreement also specifies the treatment of outstanding Concho equity awards in connection with the Merger, which shall be treated as follows at the Effective Time: (a) each outstanding award of restricted common stock of Concho (other than an award that fully vests by its terms at the Effective Time) will be converted into an award in respect of a number of shares of restricted common stock of ConocoPhillips equal to the product of the number of shares of common stock of Concho subject to the award multiplied by the Exchange Ratio; (b) each outstanding award of restricted common stock of Concho that fully vests by its terms at the Effective Time will vest and be converted into the right to receive the Merger Consideration in respect of each share subject to the award; (c) each outstanding award of performance units (other than any such award that might be granted following the execution of the Merger Agreement) will vest (with applicable performance goals deemed satisfied at 200% of target (which is two-thirds of maximum performance) for active employees and based on actual performance for former employees) and be converted into the right to receive an amount in cash equal to the value of the Merger Consideration in respect of each share subject to the award; and (d) each outstanding award of performance units granted following the execution of the Merger Agreement will be converted into a time-vesting award in respect of a number of shares of restricted common stock of ConocoPhillips equal to the product of the target number of shares of common stock of Concho subject to the award multiplied by the Exchange Ratio.

The board of directors of Concho has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the holders of Concho’s common stock, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (c) resolved to recommend that the holders of Concho’s common stock approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (a) the receipt of the required approvals from Concho stockholders and ConocoPhillips stockholders, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (d) the effectiveness of the registration statement on Form S-4 to be filed by ConocoPhillips pursuant to which the shares of ConocoPhillips common stock to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”), and (e) the authorization for listing of ConocoPhillips common stock to be issued in connection with the Merger on the NYSE. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, and the receipt of an officer’s certificate from the other party to such effect.

The Merger Agreement contains customary representations and warranties of Concho and ConocoPhillips relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Concho and ConocoPhillips, including, subject to certain exceptions, covenants relating to conducting their respective businesses in the ordinary course consistent with past practice, excluding any commercially reasonable deviations due to COVID-19, and to refraining from taking certain actions without the other party’s consent. Concho and ConocoPhillips also agreed to use their respective reasonable best efforts to cause the Merger to be consummated and to obtain expiration or termination of the waiting period under the HSR Act, subject to certain limitations set forth in the Merger Agreement.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, each of Concho and ConocoPhillips will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Concho is required to call a meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement. ConocoPhillips is required to call a meeting of its stockholders to approve the issuance of ConocoPhillips common stock in connection with the Merger and, subject to certain exceptions, to recommend that its stockholders approve such issuance.

The Merger Agreement contains termination rights for each of Concho and ConocoPhillips, including, among others, if the consummation of the Merger does not occur on or before April 30, 2021. Upon termination of the Merger Agreement under specified circumstances, including the (a) termination by ConocoPhillips in the event of a change of recommendation by the Concho board of directors or (b) termination by ConocoPhillips because Concho, its subsidiaries or any of its directors or officers willfully and materially breached its non-solicitation obligations, Concho would be required to pay ConocoPhillips a termination fee of $300 million. In addition, upon termination of the Merger Agreement under specified circumstances, including (i) the termination by Concho in the event of a change of recommendation by the ConocoPhillips board of directors or (ii) termination by Concho because ConocoPhillips, its subsidiaries or any of its directors or officers willfully and materially breached its non-solicitation obligations, ConocoPhillips would be required to pay Concho a termination fee of $450 million. In addition, if the Merger Agreement is terminated because of a failure of Concho’s stockholders or ConocoPhillips’ stockholders to approve the applicable proposals, Concho or ConocoPhillips, as applicable, may be required to reimburse the other party for its expenses in an amount equal to $95 million or $142.5 million, respectively. In no event will either party be entitled to receive more than one termination fee, net of any expense reimbursement.

Prior to the Effective Time, ConocoPhillips is required to take all necessary corporate action so that upon and after the Effective Time, the size of the board of directors of ConocoPhillips is increased by one member, and, prior to the consummation of the Merger, Concho’s current Chairman and Chief Executive Officer (provided he remains in such positions as of immediately prior to the consummation of the Merger, or else a member of the board of directors of Concho mutually agreed between Concho and ConocoPhillips) is appointed to the board of directors of ConocoPhillips to fill the vacancy created by such increase. ConocoPhillips is required to take all necessary action to nominate such director for election to the board of directors of ConocoPhillips in the proxy statement relating to the first annual meeting of ConocoPhillips’ stockholders following the consummation of the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Concho. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Concho’s public disclosures.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2020, the board of directors of Concho adopted, effective immediately, amended and restated bylaws of Concho (as so amended and restated, the “Fifth Amended and Restated Bylaws”) to add a new Article X, which provides that, unless Concho consents to the selection of an alternative forum, (a) the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, then the Superior Court of Delaware, or if such state courts in Delaware do not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Concho, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of Concho to Concho or Concho’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or Concho’s certificate of incorporation or bylaws (as amended), or (iv) any action asserting a claim governed by the internal affairs doctrine; and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description is not complete and is qualified in its entirety by reference to the complete text of the Fifth Amended and Restated Bylaws, a copy of which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 19, 2020, Concho and ConocoPhillips issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

On October 19, 2020, Concho and ConocoPhillips provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Item 7.01 above is incorporated by reference in this Item 8.01.

Additional Information and Where to Find It

In connection with the proposed transaction, ConocoPhillips (“ConocoPhillips”) intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Concho Resources Inc. (“Concho”) and ConocoPhillips and that also constitutes a prospectus of ConocoPhillips. Each of Concho and ConocoPhillips may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Concho or ConocoPhillips may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Concho and ConocoPhillips. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Concho, ConocoPhillips, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Concho will be made available free of charge on Concho’s investor relations website at https://ir.concho.com/investors/. Copies of the documents filed with the SEC by ConocoPhillips will be available free of charge on ConocoPhillips’ website at http://www.conocophillips.com or by contacting ConocoPhillips’ Investor Relations Department by email at investor.relations@conocophillips.com or by phone at 281-293-5000.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Concho, ConocoPhillips, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Concho, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Concho’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2020, and Concho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 19, 2020. Information about the directors and executive officers of ConocoPhillips, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in ConocoPhillips’ proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2020, and ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 18, 2020, as well as in Forms 8-K filed by ConocoPhillips with the SEC on May 20, 2020 and September 8, 2020, respectively. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Concho or ConocoPhillips using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Concho or ConocoPhillips expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to, the following: the risk factors discussed or referenced in Concho’s and ConocoPhillips’ most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K and other filings with the SEC; the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas and the resulting actions in response to such changes, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of Concho’s business; the risk associated with Concho’s and ConocoPhillips’ ability to obtain the approvals of their respective stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the ability to successfully integrate the businesses and technologies; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of ConocoPhillips’ common stock; and the diversion of management time on transaction-related matters; the potential for litigation related to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Concho’s common stock or ConocoPhillips’ common stock; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Concho and ConocoPhillips to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies; and other important factors that could cause actual results to differ materially from those projected. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

Additional information concerning these and other risk factors are also contained in Concho’s and ConocoPhillips’ most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Concho’s or ConocoPhillips’ ability to control or predict. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Concho or ConocoPhillips for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share of Concho or ConocoPhillips, as applicable. Neither Concho nor ConocoPhillips gives any assurance (1) that either Concho or ConocoPhillips will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the proposed transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. Concho and ConocoPhillips undertake no obligation to correct or update any forward-looking statement, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 18, 2020, by and among Concho Resources Inc., ConocoPhillips and Falcon Merger Sub Corp.

3.1	Fifth Amended and Restated Bylaws of Concho Resources Inc., dated October 18, 2020.

99.1	Joint Press Release issued by Concho Resources Inc. and ConocoPhillips, dated October 19, 2020.

99.2	Investor Presentation, dated October 19, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

By	/s/ Travis L. Counts
Name: Travis L. Counts
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: October 19, 2020